UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 12, 2010

MAYFLOWER BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	000-52477	04-1618600
(State Or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

30 South Main Street, Middleboro, Massachusetts 02346
(Address Of Principal Executive Offices) (Zip Code)

(508) 947-4343
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On July 12, 2010, Mayflower Bancorp, Inc. (the “Company”), the parent company of Mayflower Co-Operative Bank (the “Bank”), announced that William C. MacLeod is retiring from the Boards of Directors of the Company and the Bank, effective upon the expiration of his term as a director at the Company’s upcoming 2010 annual meeting of stockholders.  The Board of Directors has nominated Edward J. Medeiros for election as a director at the upcoming annual meeting to fill the seat to be vacated by Mr. MacLeod.  For more information, see the Company’s press release dated July 12, 2010, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The nomination of Mr. Medeiros will be submitted to Mayflower Bancorp’s stockholders for their consideration at Mayflower Bancorp’s 2010 annual meeting of stockholders.  Mayflower Bancorp will file a proxy statement with the Securities and Exchange Commission (the “SEC”).  STOCKHOLDERS OF MAYFLOWER BANCORP ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  You will be able to obtain a free copy of the proxy statement at the SEC's website (http://www.sec.gov). Copies of the proxy statement can be obtained, without charge, by directing a request to Maria Vafiades at P.O. Box 311, Middleborough, MA  02346, (508) 947-4343.

Mayflower Bancorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Mayflower Bancorp in connection with the nomination of Mr. Medeiros.  Information about the directors and executive officers of Mayflower Bancorp and their ownership of Mayflower Bancorp common stock will be contained in the proxy statement when it becomes available.

Item 9.01     Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibit is filed herewith.

Exhibit 99.1	Press Release dated July 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYFLOWER BANCORP, INC.

Date: July 12, 2010	By:	/s/ Edward M. Pratt
Edward M. Pratt
President and Chief Executive Officer